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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported)     June 1, 1999
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                              SABRATEK CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                    1-11831                    36-3700639
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(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)

         8111 North St. Louis, Skokie, Illinois              60076
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         (Address of Principal Executive Offices)          (Zip Code)

                                 (847) 720-2400
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)







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         ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On June 1, 1999, Sabratek Corporation, a Delaware corporation ("Sabratek") consummated a transaction with Ralin Medical, Inc. ("Ralin") pursuant to a Stock Purchase Agreement ("Purchase Agreement"), dated as of May 19, 1999. Pursuant to the Purchase Agreement, Sabratek has purchased all of the issued and outstanding shares of capital stock of LifeWatch, Inc. ("LifeWatch"), a wholly-owned subsidiary of Ralin. LifeWatch monitors patients transtelephonically in alternate site settings on behalf of health care providers and is the market leader in arrhythmia monitoring.

         Under the terms of the Purchase Agreement, Sabratek paid Ralin $12,260,000 in cash from its existing cash reserves and 900,000 shares of Sabratek common stock (the "Shares") in exchange for all of the outstanding shares of LifeWatch. The aggregate purchase price, however, is subject to adjustment depending on the proceeds received by Ralin from its sale of the Shares. Pursuant to an accompanying registration rights agreement, Sabratek is required to file a registration statement registering Ralin's resale of the Shares. The Shares are held of record by U.S. Bank Trust National Association as Escrow Agent under the terms of two separate escrow agreements. Ralin, however, has the exclusive right to direct the sale of, and to vote, the shares of common stock. The timing and manner of Ralin's sale of the shares is limited by the Registration Rights Agreement, but such amounts shall be adjusted for taxes.

         In addition, under the terms of the Registration Rights Agreement, the aggregate purchase price will be adjusted as follows in the event that Ralin receives more than $19 million in aggregate proceeds from sale of the Shares, Ralin must pay Sabratek the difference between $19 million and the aggregate sale proceeds it receives. Alternatively, in the event that Ralin receives less than $16 million in aggregate proceeds from sale of the Shares, Sabratek must pay Ralin the difference between $16 million and the aggregate sales proceeds received by Ralin. Additionally, in the event that Ralin does not sell all of the Shares within thirteen months of the effective date of the registration statement registering and resale of the Shares, such unsold shares will be valued, for purposes of computing the adjustments described in this paragraph, at the average of the per share closing prices for Sabratek stock over a period of twenty days prior to and including the thirteenth month anniversary date of the effective date of the registration statement. Any payment required to be made pursuant to an adjustment of the purchase price must be made within five
(5) days of a determination of the amount of such adjustment.

         Sabratek engaged Warburg Dillon Reed to provide Sabratek with an analysis of the terms of the transaction and as a result of its engagement, Warburg Dillon Reed delivered a fairness opinion to Sabratek. L. Peter Smith, a director of Sabratek, is also Chief Executive Officer and a director of Ralin. In accordance with the Delaware General Corporate Law, Mr. Smith abstained from participating in, or voting on, Sabratek's acquisition of LifeWatch from Ralin.

         (b) As part of its acquisition of LifeWatch, Sabratek will acquire from Ralin (i) office space subject to existing leases, (ii) furniture,


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(iii) fixtures, (iv) equipment and (v) rights to intellectual property
(together, the "Property"). The Property was used by Ralin, through LifeWatch, for the purposes of providing monitoring and diagnostic services to patients and health care providers located at alternate sites. Sabratek intends to use the Property for the same purposes and in the same manner as it was used by LifeWatch prior to this acquisition.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  It is impracticable to provide the required financial statements of LifeWatch at this time. The required financial statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than sixty days after the deadline for filing this current report.

         (b)      Pro forma Financial Information.

                  It is impracticable to provide the required pro forma financial statements at this time. The required pro forma financial statements will be filed as an amendment to this report on Form 8-K as soon as they are prepared and not later than sixty days after the deadline for filing this current report.

         (c)      EXHIBITS                                      PAGE NUMBER

         4.3      Registration Rights Agreement, .............. E1
                  dated as of June 1, 1999, by and
                  between Sabratek Corporation and
                  Ralin Medical.

         10.50    Stock Purchase Agreement, dated ............. E2
                  as of May 19, 1999, by and
                  between Sabratek Corporation and
                  Ralin Medical, Inc. (Sabratek
                  hereby agrees to furnish
                  supplementally to the Securities
                  and Exchange Commission upon
                  request a copy of any omitted
                  schedule or exhibit, all of
                  which are listed in the table of
                  contents to the Stock Purchase
                  Agreement.)





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 16, 1999              By:      /s/ Stephen L. Holden
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                                              Stephen L. Holden, President













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